Registration No. 33-8840

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST–EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
1st SOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1068133

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
100 North Michigan Street, South Bend, Indiana 46601
(Address of Principal Executive Offices)
1st SOURCE CORPORATION EMPLOYEE STOCK OWNERSHIP AND PROFIT SHARING
PLAN
(Full title of the plan)
Larry E. Lentych
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(Name and address of agent for service)
(574) 235-2000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE
     On September 18, 1986, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement No. 33-8840 on Form S-8, pertaining to the 1st Source Corporation Employees’ Profit Sharing Plan and Trust. On July 2, 2001, the Registrant filed our Post Effective Amendment No. 1 to Registration Statement Number 33-8840 registering an additional 1,000,000 shares. This Post Effective Amendment No. 2 to Registration Statement No. 33-8840 is being filed to reflect the amendment and restatement of the Plan generally effective as of October 1, 2006, to include an employee stock ownership plan component, which is designed to invest in and hold common stock of the Registrant, and a 401(k) plan component which will hold all Plan assets not invested in common stock of the Registrant. Further, it should be noted that the amendment and restatement of the Plan changes the name of the Plan from the “1st Source Corporation Employees’ Profit Sharing Plan and Trust” to the “1st Source Corporation Employee Stock Ownership and Profit Sharing Plan” (the “Plan”).
     This Post-Effective Amendment No. 2 to Form S-8 sets forth the complete text of Form S-8 rather than just the amended portions thereof.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 and in reliance on Rule 428, of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
     Employees participating in the Plan may obtain a copy of the Plan or the documents incorporated by reference in Item 3 of Part II below, at no cost, by writing or telephoning Treasurer, 1st Source Corporation, 100 North Michigan Street, South Bend, Indiana 46601; telephone (574) 235-2121. These documents are also incorporated by reference in the prospectus.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:
(a)(1)	Annual Report of the Plan on Form 11-K for the year ended December 31, 2005, as filed with the Commission on June 29, 2006.

(a)(2)	Annual Report of the Registrant on Form 10-K for the year ended December 31, 2005, as filed with the Commission on March 3, 2006.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c)	The information set forth under the caption “Description of Registrant’s Securities to be Registered” in the registrant’s Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.
     All documents (other than those portions provided under Items 2.02 and 7.01 of Forms 8-K) filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Indiana Business Corporation Law provides in regard to indemnification of directors and officers as follows:
     23-1-37-8 Indemnification of director against liability

     Sec. 8.(a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if;
(1)	the individual’s conduct was in good faith; and

(2)	the individual reasonably believed;
(A)	in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and

(B)	in all other cases, that the individual’s conduct was at least not opposed to its best interests; and
(3)	in the case of any criminal proceeding, the individual either;
(A)	had reasonable cause to believe the individual’s conduct was lawful; or

(B)	had no reasonable cause to believe the individual’s conduct was unlawful.
     (b) A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).
     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
     23-1-37-9 Mandatory indemnification of director against expense
     Sec. 9. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
     23-1-37-13 Officers, employees or agents; indemnification and advance of expense
     Sec. 13. Unless a corporation’s articles of incorporation provide otherwise:

     (1) an officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;
     (2) the corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and
     (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
     23-1-37-15 Indemnification rights under articles of incorporation, by-laws or resolutions
     Sec. 15. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:
     (1) a corporation’s articles of incorporation or bylaws;
     (2) a resolution of the board of directors or of the shareholders; or
     (3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.
     (b) If the articles of incorporation, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.
     (c) This chapter does not limit a corporation’s power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person’s appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.
     The Articles of Incorporation of the Registrant provides:

“The Corporation shall, to the fullest extent permitted in and in the manner provided by Chapter 37 of the Act, indemnify every person who is or was a Director of the Corporation. The Corporation may advance expenses to every person who is or was a Director of the Corporation to the fullest extent permitted in and in the manner provided by Chapter 37 of the Act. The Corporation shall indemnify and advance expenses to every person who is or was an Officer of the Corporation to the same extent as if such person were a Director of the Corporation. The foregoing indemnification and advance of expenses for Directors and Officers of the Corporation shall apply when such persons are serving in their official capacity with the Corporation, when serving at the Corporation’s request while a Director or Officer of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, and when serving as a director or officer of any corporation at least eighty percent (80%) of the voting capital stock of which is owned of record by the Corporation. All references in this paragraph to Chapter 37 of the Act shall be deemed to include any amendment or successor thereto. Nothing contained in this paragraph shall limit or preclude the exercise of any right relating to indemnification or advance of expenses to any person who is or was a Director or Officer of the Corporation or the ability of the Corporation to otherwise indemnify or advance expenses to any such person. The foregoing provisions shall be binding upon any successor to the Corporation so that each person who is or was a Director or Officer of the Corporation shall be in the same position with respect to any resulting, surviving, or succeeding entity as he or she would have been had the separate legal existence of the Corporation continued; provided, that unless expressly provided or agreed otherwise, this sentence shall be applicable only to Directors and Officers acting in such capacity prior to termination of the separate legal existence of the Corporation. If any word, clause, or sentence of the foregoing provisions regarding indemnification or advancement of expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. This paragraph shall be interpreted and enforced so as to give maximum rights to indemnification and advance of expenses to each person who is or was a Director or Officer of the Corporation. If any Court holds any word, clause, or sentence of this paragraph invalid, the Court is authorized and empowered to rewrite these provisions to achieve such purpose.”
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
4.1	Articles of Incorporation of 1st Source Corporation as amended April 30, 1996, filed as an exhibit to Form 10-K dated December 31, 1996, and incorporated herein by reference.

4.2	By-Laws of 1st Source, as amended January 29, 2004, and filed as an exhibit to Form 10-K dated December 31, 2003, and incorporated herein by reference.

5	The Registrant undertakes that the Registrant has submitted or will submit the 1st Source Corporation Employee Stock Ownership Profit Sharing Plan and all amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Ernst & Young LLP.

99.1	Form of 1st Source Corporation Employee Stock Ownership Profit Sharing Plan.
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculations of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
* * *

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, and the State of Indiana, on this 6th day of November, 2006 .

1st SOURCE CORPORATION (Registrant)
By:	/s/ Christopher J. Murphy, III
Christopher J. Murphy, III, President
and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below authorizes Christopher J. Murphy and John B. Griffith, and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as either of them deems appropriate, and each such person hereby appoints Christopher J. Murphy and John B. Griffith, and each of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Murphy, III Christopher J. Murphy, III	Chairman of the Board, President, CEO and a Director (Principal Executive Officer)	November 6, 2006
/s/ Wellington D. Jones, III Wellington D. Jones, III	Executive Vice President and a Director	November 6, 2006
/s/ John B. Griffith John B. Griffith	Secretary	November 6, 2006
/s/ Larry E. Lentych Larry E. Lentych	Treasurer & CFO (Principal Accounting and Financial Officer)	November 6, 2006
/s/ Terry L. Gerber Terry L. Gerber	Director	November 6, 2006

Signature	Title	Date
/s/ William P. Johnson William P. Johnson	Director	November 6, 2006
/s/ Craig A. Kapson Craig A. Kapson	Director	November 6, 2006
/s/ John T. Phair John T. Phair	Director	November 6, 2006
/s/ Mark D. Schwabero Mark D. Schwabero	Director	November 6, 2006
David C. Bowers	Director	November ___, 2006
/s/ Daniel B. Fitzpatrick Daniel B. Fitzpatrick	Director	November 6, 2006
/s/ Dane A. Miller, Ph.D. Dane A. Miller, Ph.D.	Director	November 6, 2006
Toby S. Wilt	Director	November ___, 2006
Lawrence E. Hiler	Director	November ___, 2006
/s/ Rex Martin Rex Martin	Director	November 6, 2006
Timothy K. Ozark	Director	November ___, 2006

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on this 6th day of November, 2006.

1st SOURCE CORPORATION EMPLOYEE STOCK OWNERSHIP AND PROFIT SHARING PLAN AND TRUST (Plan)

By:	/s/ Christopher J. Murphy, III 1st Source Bank, Trustee

EXHIBIT LIST

NUMBER	DOCUMENT
4.1	Articles of Incorporation of 1st Source Corporation as amended April 30, 1996, filed as an exhibit to Form 10-K dated December 31, 1996, and incorporated herein by reference.

4.2	By-Laws of 1st Source, as amended January 29, 2004, and filed as an exhibit to Form 10-K dated December 31, 2003, and incorporated herein by reference.

5	The Registrant undertakes that the Registrant has submitted or will submit the 1st Source Corporation Employee Stock Ownership Profit Sharing Plan and all amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Ernst & Young LLP.

99.1	Form of 1st Source Corporation Employee Stock Ownership Profit Sharing Plan.